Exhibit 99.01

Inspyr Therapeutics Appoints Claire Thom, Pharm.D. to Board of Directors

WESTLAKE VILLAGE, CA (October 12, 2016) – Inspyr Therapeutics, Inc. (OTCQB:NSPX), a biotech company developing a novel prodrug therapeutic for the treatment of cancer, announced today the appointment of Claire Thom, Pharm.D. to its Board of Directors.

“Claire has broad experience in the global oncology industry, from drug development to new product planning to marketing, gained through decades in leadership roles at several oncology companies, including Astellas, Millennium, and Takeda. We are delighted to have Claire join the Board and she will bring valuable perspective as we prepare to advance our lead therapeutic Mipsagargin into additional clinical studies for oncology indications,” said Chris Lowe, Inspyr’s President and Chief Executive Officer.

Claire Thom, Pharm.D. has two decades of experience in the pharmaceutical industry, with responsibilities including drug development, new product planning, and marketing. Most recently, Ms. Thom was the Senior Vice President Global Therapeutic Head for Oncology at Astellas Pharma, from 2013 through her retirement in July 2016. At Astellas, she developed and supervised the implementation of the company’s oncology strategy. In addition, she was appointed to serve on the Board of Directors for Agensys, a fully-owned subsidiary of Astellas. Previously, Ms. Thom served as Millennium’s Senior Vice President of Portfolio Management, Drug Development Management and Strategic Business Operations. Before Millennium, she worked with Takeda Pharmaceutical Company, where she held several positions of increasing responsibility to become the company’s Oncology Franchise Leader. Earlier, she worked at G.D. Searle and began her career as a clinical pharmacist. Ms. Thom was awarded a Doctor of Pharmacy and a Bachelor of Pharmacy, both with honors, from the University of Illinois.

Ms. Thom was initially introduced to Inspyr through LifeSci Advisors’ board diversity initiative, which seeks to help companies in the life sciences industry strengthen and diversify their corporate boards. “LifeSci’s initiative was instrumental in helping us expand our network of available board candidates and ensure we made the right selection,” added Mr. Lowe.

About Inspyr Therapeutics

Inspyr Therapeutics, Inc. is developing a novel technology platform that combines a powerful therapeutic (thapsigargin) with a patented prodrug delivery system that targets the release of drugs within solid tumors. Mipsagargin, its lead drug candidate, has been studied in a Phase 2 clinical trial in patients with advanced hepatocellular carcinoma (liver cancer) and has been granted Orphan Drug designation by the U.S. Food and Drug Administration (FDA) in this indication. Mipsagargin is currently being evaluated in Phase 2 clinical studies in patients with glioblastoma (brain cancer), prostate cancer, and clear cell renal cancer. For additional information on Inspyr Therapeutics, visit www.inspyrtx.com.

Cautionary Statement Regarding Forward-Looking Information

This communication may contain forward-looking statements. Investors are cautioned that statements in this document regarding potential applications of Inspyr's technologies or the future prospects of the company constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights and the acceptance of Inspyr’s proposed therapies by the health community. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties will be detailed from time to time in Inspyr's periodic reports filed with the Securities and Exchange Commission.

Contact:

Tim Tennant

Inspyr Therapeutics, Inc.

310-384-9991

ttennant@inspyrtx.com

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